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                                                                    EXHIBIT 99.1

Erin Collopy                                      Laura Crowley
Public Relations                                  Investor Relations
General Magic                                     General Magic
408-774-4225                                      408-774-4457
erin@generalmagic.com                             laura.crowley@generalmagic.com

FOR IMMEDIATE RELEASE

               GENERAL MAGIC APPOINTS NEW CHIEF EXECUTIVE OFFICER
                        Focus on Growth and Profitability

     SUNNYVALE, Calif. (January 3, 2001) - General Magic, Inc. (Nasdaq: GMGC), a premier voice application service provider, today announced that Kathleen M. Layton has joined the company as chief executive officer and president and will serve on the company's Board of Directors. Layton will be responsible for focusing the company on achieving growth and profitability based on aggressive commercialization of the company's magicTalk(TM) voice platform for high growth voice market opportunities.

     Layton brings a wealth of experience in productizing emerging technologies and has provided strong market and operational leadership as CEO and president in various startup operations. With over 20 years experience in providing solutions to the telecommunications markets, Layton has focused the last few years on leveraging emerging speech technologies to provide enhanced telecommunications and Internet products and services.

     Layton replaces Dr. Steve Markman, who led the company's drive into voice applications and the development of its patented magicTalk voice technologies. Dr. Markman continues as chairman of General Magic's Board of Directors and will work closely with Layton to expand General Magic's leadership position in the growing market for voice applications.

     "I am very excited to be joining the General Magic team. The magicTalk voice platform and the company's patented approach to voice user interface design, combined with the successful delivery of the OnStar Virtual Advisor form a great launching pad for expanding our business in delivering voice-enabled applications," said Kathie Layton, new chief executive officer and president of General Magic. "My immediate objectives are to create and sustain strong revenue growth and profitability. To do this, we will apply the team's considerable energy


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and talent to developing and implementing a high growth, focused business strategy that capitalizes on the company's technology and application leadership to create market leadership and strong financial performance."

     "Kathie has broad-based experience in the high technology industry launching new businesses focused on emerging technologies and markets. With her leadership, General Magic is well positioned to capitalize on its investments in technology and seize the market opportunities in the rapidly expanding market for voice applications," said Susan Swenson, president and COO of Leap Wireless International and member of General Magic's Board of Directors. Phil Knell, president and general manager of WorldCom Conferencing and member of General Magic's Board added, "With Kathie's experience in forming strategic product and marketing partnerships, heading an international joint venture, leading a management buyout, negotiating corporate acquisitions and raising capital funding, she will be a very strong addition to the General Magic management team."

     Most recently, Layton was chief executive officer of S.A.I.L. Port, a technology accelerator focused on proliferating the use and advancement of Speech, Artificial Intelligence and Language (S.A.I.L) technologies, in San Diego, California. There, Layton promoted S.A.I.L. technologies to universities, venture capitalists, local governments and entrepreneurs to encourage the launch of companies whose business leverages these technologies to create new products and services.

     Prior to that, Layton was chief executive officer and president of OmniVoice Technologies, where she commercialized the company's speech compression technology, enabling the first handheld wireless voice-messaging platform over existing narrowband networks and launching the company into revenue generation in the global marketplace. Subsequently, Lernout and Hauspie Speech Products acquired the business.

     As vice president and general manager of Logica's Network Products Division, Layton led a management buyout of the division to form Strata Group, where she was appointed president and chief executive officer. At Strata Group, Layton and her management team created a high-performing software company that achieved early market leadership in operational support systems for the emerging global telecommunications market.

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     Additionally, Kathie Layton has held a number of senior leadership positions in the high tech industry including executive management roles in business development, sales, customer service and emerging technology markets for ground-breaking consumer products at Ameritech Corporation; operational support telecommunications software at Logica, plc; innovative call center software at Affinitec Corporation; and telecommunications / biotech software at Control Data Corporation.

     Layton holds an executive MBA from Washington University in St. Louis, Missouri, has completed advanced executive programs at the Kellogg Graduate School of Management at Northwestern University, and received a B.S. in Mathematics with honors from Southeast Missouri State University.

ABOUT GENERAL MAGIC

General Magic is a voice application service provider dedicated to delivering customized voice applications, hosting, and professional services to leading telecommunications, enterprise and Internet companies. With its award-winning VoiceXML-based magicTalk communications platform and years of experience, General Magic offers the premier voice user interface that combines language, personality, and logic, creating a natural conversation between people and information. General Magic creates value for its customers by building voice solutions that strengthen customer relations, deliver value-added services, and provide access to content anytime, anywhere. General Magic is headquartered in Sunnyvale, California. For additional information about General Magic, visit the company's web site at http://www.generalmagic.com.

                                      # # #

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Registration Statement on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.